UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 13, 2013

MWI VETERINARY SUPPLY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51468	02-0620757
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3041 W. Pasadena Dr., Boise, ID 83705

(Address of principal executive offices)   (Zip Code)

(208) 955-8930

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On September 13, 2013, the Compensation Committee of the Board of Directors of MWI Veterinary Supply, Inc. (the “Company”) approved the annual base salary and bonus opportunity for each of the members of the executive leadership team for fiscal year 2014.  The fiscal year 2014 base salary for each of the Company’s named executive officers is as follows:

Named Executive Officer	Title	FY 2014 Base Salary
James F. Cleary	President and Chief Executive Officer	$500,000
Mary Patricia B. Thompson	Senior Vice President of Finance and Administration, Chief Financial Officer	$300,000
Jeffrey J. Danielson	Vice President of Sales	$172,487
John J. Francis	Vice President and General Manager, Specialty Resources Group	$168,621

The Compensation Committee also established the maximum bonus opportunity for each of the members of the executive leadership team of the Company.  The maximum bonus opportunity for fiscal year 2014 is 110% of base salary for Mr. Cleary and Ms. Thompson and 70% of base salary for Mr. Danielson and Mr. Francis.  Each executive officer will only receive payment of a bonus for fiscal year 2014 if financial performance targets based on the Company’s budget are achieved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MWI VETERINARY SUPPLY, INC.

Date: September 19, 2013	By:	/s/ Mary Patricia B. Thompson
Mary Patricia B. Thompson
Senior Vice President of Finance and Administration and Chief Financial Officer